Exhibit 10.20

EXTERRAN CORPORATION
AMENDED AND RESTATED DIRECTORS’ STOCK AND DEFERRAL PLAN
INTRODUCTION
The Board of Directors (the “Board”) of Exterran Corporation, a Delaware corporation (the “Company”), has adopted this Amended and Restated Exterran Corporation Directors’ Stock and Deferral Plan (the “Plan”), effective as of February 18, 2016 (“Effective Date”). This Plan amends and restates the Exterran Corporation Directors’ Stock and Deferral Plan, which originally become effective as of October 30, 2015, in its entirety.

1.	PURPOSE

The purpose of the Plan is to provide non-employee directors of the Company’s Board of Directors (the “Directors”) with an opportunity to receive shares of common stock, $0.01 par value, of the Company (“Common Stock”) from the Company as payment for their Director retainer fees and meeting fees (together, the “Retainer Fees”) which will:

(a)enhance their interest in the Company’s welfare;

(b)furnish them an additional incentive to continue their services for the Company; and

(c)provide an additional means through which the Company may attract qualified persons to serve on the Board.

2.	ADMINISTRATION

The Plan will be administered by a committee appointed by the Board from time to time (the “Committee”); provided, however, that in the absence of a Committee being appointed by the Board, the Committee shall mean the entire Board. The Committee may delegate some or all of its administrative powers and responsibilities to such other persons from time to time as it deems appropriate.

3.	PARTICIPANTS

Members of the Board who are not employees of the Company or any subsidiary of the Company (“Participants”) are eligible to participate in the Plan.

4.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in paragraph 8 below, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 125,000 shares. The shares issued pursuant to the Plan may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

5.	STOCK AND DEFERRAL ELECTION

The eligible individual Directors, on or before December 31 of each calendar year, may elect (such election, a “Stock and Deferral Election”), by filing a written notice to the Committee in the form attached hereto as Exhibit A or such other form as may be prescribed by the Committee from time to time (the “Stock and Deferral Election Form”) in the manner prescribed by the Committee, to receive a percentage of their Retainer Fees (which percentage(s) shall be set forth by the Committee in the Stock and Deferral Election Form) for the following calendar year in the form of shares of Common Stock (such fees, “Deferred Stock Fees”), the receipt of which shall be deferred until a later date elected by the Director (the “Deferral Date”).

With respect to the Deferred Stock Fees for each quarter, the number of shares to be issued for each quarter shall be determined by dividing the dollar amount of such portion of the Deferred Stock Fees that would otherwise be paid in cash to the Participant for such quarter by the closing sales price per share of the Common Stock on the second day following the filing of the Company’s Quarterly Report on Form 10-Q relating to such quarter (or Annual Report on Form 10-K relating to the most recently completed fiscal year, in the case of the fourth quarter of such fiscal year) (such date, the “Determination Date”), as reported on the New York Stock Exchange or successor exchange (“NYSE”) or, if the Common Stock is not listed on the NYSE, then as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), or if no closing sales price is reported or quoted on such date, then the closing sales price on the next following day on which the Common Stock was traded, as reported by the NYSE or NASDAQ, as the case may be. Any fractional shares shall not be deferred and shall be paid to the Director in cash as soon as practicable after the Determination Date, but in no event later than thirty (30) days after such Determination Date.

Eligible Directors who are first elected or appointed to the Board during a particular calendar year, provided their service as a Director commences prior to the last quarter for such year, may elect to receive their Retainer Fees for that initial year of service in the form of Deferred Stock Fees by filing with the Committee a Stock and Deferral Election Form within the first thirty (30) days after the commencement date of their service as a Director (an “Initial Year Deferral Election”). A Director’s Initial Year Deferral Election will apply solely to the Retainer Fees to be received for the remaining full quarters of that year commencing after the date the Stock and Deferral Election Form is filed with the Committee. A Director who initially commences service during the last quarter of a year shall not be eligible to participate in the Plan for such commencement year.

The Stock and Deferral Election shall apply only to a single calendar year and shall be irrevocable for that year. Participants shall be fully vested in their right to receive Common Stock at all times.

The Deferral Date may be any date which is not earlier than the expiration of six (6) months from the close of the calendar quarter for which the Deferred Stock Fees were earned; provided, however, that each Stock and Deferral Election of a Director shall automatically terminate upon the earlier of (i) such Director’s “separation from service” (as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the accompanying regulations issued thereunder) (“Separation from Service”) for any reason or (ii) the date of a Change in Control of the Company (as defined below).

For purposes of the Plan, a “Change in Control” of the Company means the occurrence of any of the following events:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

Exchange Act) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Change in Control; or

(ii)Individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)the consummation of a reorganization, merger or consolidation involving the Company or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. The term “Resulting Corporation” means (1) the Company or its successor, or (2) if as a result of a Corporate Transaction the Company or its successor becomes a subsidiary of another entity, then such entity or the parent of such entity, as applicable, or (3) in the event of a Corporate Transaction involving the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, then the transferee of such assets in such Corporate Transaction.

In addition to meeting the requirements of an event under subparagraphs (i), (ii) or (iii) above, the Change in Control shall meet the requirements of Section 409A(a)(2)(A)(v) of the Code and the accompanying regulations issued thereunder.

Any eligible Director who makes a Stock and Deferral Election shall be credited with phantom units of Common Stock at the same time and in the same number as if such Director had elected not to defer such Deferred Stock Fees (and, for the avoidance of doubt, such Director shall not be credited with phantom units in respect of fractional shares, which fractional shares shall be paid in cash as soon as practicable after the Determination Date, but in no event later than thirty (30) days after such Determination Date). The phantom units of Common Stock shall be subject to adjustment as set forth in paragraph 8 of this Plan, as if such shares represented by such phantom units had been issued. Any dividends that are payable with respect to outstanding Common Stock shall not be eligible for deferral hereunder and shall be paid to eligible Directors at the same time and in the same amount as if the shares of Common Stock represented by an electing Director’s phantom units hereunder were outstanding.

The Company shall issue the whole shares of Common Stock in respect of Deferred Stock Fees (in book entry form) represented by a Participant’s phantom units within thirty (30) days after the earliest to occur of (i) the Deferral Date, (ii) the date of the Participant’s Separation from Service for any reason (including death) or (iii) the date of a Change in Control of the Company.

In the event of a Participant’s death, the Company shall issue the whole shares of Common Stock represented by the Participant’s phantom units to the legal representative of the Participant’s estate within thirty (30) days after the earliest to occur of (i) the date of the Participant’s death, (ii) the Deferral Date, or (iii) the consummation of a Change in Control of the Company.

6.	STOCK NON-DEFERRAL ELECTION

The eligible individual Directors, on or before March 1 of each calendar year, may elect (such election, a “Stock Non-Deferral Election”), by filing a written notice to the Committee in the form attached hereto as Exhibit B or such other form as may be prescribed by the Committee from time to time (the “Stock Non-Deferral Election Form”), to receive a percentage of any Retainer Fees (which percentage(s) shall be set forth by the Committee in the Stock Non-Deferral Election Form) for the second, third and fourth quarters of such calendar year that do not constitute Deferred Stock Fees in the form of shares of Common Stock (such fees, “Non-Deferred Stock Fees”). For the avoidance of doubt, (i) Participants shall not be eligible to make a Stock Non-Deferral Election with respect to Retainer Fees earned for the first quarter of such calendar year, and (ii) a Participant’s Stock Non-Deferral Election shall only apply with respect to those Retainer Fees that are not Deferred Stock Fees (and the Participant’s Stock Deferral Election Form shall be irrevocable and shall control which Retainer Fees constitute Deferred Stock Fees for any particular calendar year, regardless of the order in which the Participant files such Participant’s Stock and Deferral Election Form and Stock Non-Deferral Election Form for the applicable year with the Company). The Stock Non-Deferral Election shall apply only to a single calendar year and shall be irrevocable for that year. Participants shall be fully vested in their right to receive Common Stock at all times.

With respect to the Non-Deferred Stock Fees for each quarter, the number of shares to be issued for each quarter shall be determined by dividing the dollar amount of such portion of the Non-Deferred Stock Fees that would otherwise be paid in cash to the Participant for such quarter by the closing sales price per share of the Common Stock on the applicable Determination Date, as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then as quoted on the NASDAQ, or if no closing sales price is reported or quoted on such date, then the closing sales price on the next following day on which the Common Stock was traded, as reported by the NYSE or NASDAQ, as the case may be. Any fractional shares shall be paid to the Director in cash.

Eligible Directors who are first elected or appointed to the Board during a particular calendar year shall not be eligible to elect to receive their Retainer Fees for that initial year of service in the form of Non-Deferred Stock Fees.

The Company shall issue the whole shares of Common Stock in respect of Non-Deferred Stock Fees (in book entry form) and make the cash payments in respect of fractional shares to the Participants (or, in the case of a Participant’s death, to the legal representative of the Participant’s estate) as soon as practicable after the Determination Date, but in no event later than thirty (30) days after such Determination Date.

7.	SETTLEMENT OF RETAINER FEES IN CASH

Any portion of the Retainer Fees that are not Non-Deferred Stock Fees or Deferred Stock Fees will be paid to the Director in cash, on a calendar quarter basis, within thirty (30) days after the close of the calendar quarter for which such Retainer Fees were earned.

8.	CAPITAL ADJUSTMENTS AND REORGANIZATIONS

The existence of the Plan shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Company affiliate’s capital structure or its business, any merger or consolidation of the Company or any affiliate of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

The shares of Common Stock available under the Plan are as presently constituted, but if, and whenever, prior to payment of such shares, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which a Participant may be entitled (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased, other than through a Company-directed share repurchase program. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, stock split, stock dividend, spin-off, exchange or other relevant changes in capitalization or distributions to the holders of Common Stock occurring prior to payment of the shares under the Plan and not otherwise provided for under the Plan, which would have the effect of diluting or enlarging the rights of Participants, such shares and any notice evidencing such shares shall be subject to adjustment by the Committee, in its sole discretion, as to the number and price of such shares of Common Stock. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this paragraph 8, the aggregate number of shares available under the Plan and the maximum number of shares that may be elected to be received by Participants under the Plan may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock due a Participant pursuant to an election under the Plan.

No adjustment authorized by this paragraph 8 shall be made by the Company in such manner that would cause or result in this Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable.

9.	INTERPRETATION

The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations. The foregoing notwithstanding, this Plan is intended to comply with Section 409A of the Code and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner that is compliant with the application of Section 409A of the Code.

10.	AMENDMENT OR DISCONTINUANCE

The Plan may be amended or discontinued by the Board at any time.

11.	EFFECT OF PLAN

Nothing in this Plan shall be construed as conferring upon any Participant the right to continue as a Director.

12.	APPLICABLE LAW

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

Exhibit A

AMENDED AND RESTATED EXTERRAN CORPORATION
DIRECTORS’ STOCK AND DEFERRAL PLAN

STOCK AND DEFERRAL ELECTION FORM FOR [_____] CALENDAR YEAR

Director’s Name:

All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the AMENDED AND RESTATED EXTERRAN CORPORATION DIRECTORS’ STOCK AND DEFERRAL PLAN (the “Plan”).

In accordance with the provisions of the Plan, as an eligible Director, I elect to defer receipt of all or a portion of the payment of my retainer fees and meeting fees (together, the “Retainer Fees”) for the calendar year ending December 31, [______] (the “[______] Calendar Year”) and to receive such deferred Retainer Fees (the “Deferred Fees”) in whole shares of the Company’s common stock (the “Common Stock”). I understand my election for the calendar year ending December 31, [______] is irrevocable. I understand that in making this election I will be credited with phantom units of Common Stock with respect to any deferred Retainer Fees (the “Deferred Fees”) until my deferral date.

I understand that if I do not complete this Stock and Deferral Election Form and timely return it to Exterran Corporation as provided below, then, except as otherwise provided by me in a valid and timely Stock Non-Deferral Election Form for the [_____] Calendar Year, all of my Retainer Fees will be paid in cash (and not in the form of Common Stock) for the [_____] Calendar Year.

A.    Percentage of Retainer Fees Elected for Deferral of Receipt in Common Stock.

I elect to defer receipt of the following percentage of the Retainer Fees for the [_____] Calendar Year, which I understand shall be payable to me in Common Stock:
☐    [25%]
☐    [50%]
☐    [75%]
☐    [100%]

B.    Date of Receipt of Deferred Common Stock.

In accordance with the provisions of the Plan, I elect the date on which I wish to receive the Deferred Fees. I understand that the date I elect to receive the Deferred Fees may not be sooner than the expiration of six (6) months after the close of the calendar quarter for which the Deferred Fees were earned. I understand my election is irrevocable. I further understand that the Company will issue the Deferred Fees in whole shares of Common Stock (in book entry form) represented by my phantom units within thirty (30) days following the deferral date elected below, and that with any fractional shares will not be deferred and will be paid to me in cash within thirty (30) days following the applicable Determination Date. I further understand that this deferral election will be of no force and

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effect in the event that my separation from service as a Director or a Change in Control of the Company occurs prior to the deferral date elected below.

I elect to receive all Deferred Fees as follows:

•    For shares for 1st Quarter of [____] Calendar Year, on:
_________________, 20___
(date must be no earlier than October 1, [____])
•    For shares for 2nd Quarter of [____] Calendar Year, on:
_________________, 20___
(date must be no earlier than January 1, [____])
•    For shares for 3rd Quarter of [____] Calendar Year, on:
_________________, 20___
(date must be no earlier than April 1, [____])
•    For shares for 4th Quarter of [____] Calendar Year, on:
_________________, 20___
(date must be no earlier than July 1, [____])

Note that the deferred amounts will be paid earlier in the event that your Separation from Service or a Change in Control of the Company occurs prior to the end of the deferral period.

I understand that (1) the elections under Sections A and B of this Stock and Deferral Election Form are only for the [_____] Calendar Year and must be made (and this Stock and Deferral Election Form must be returned to Exterran Corporation) on or before December 31, [______] and (2) the elections under Sections A and B will not apply to the payment of Retainer Fees for any period prior to the first quarter of the [_____] Calendar Year or subsequent to the fourth quarter of the [_____] Calendar Year. I understand that I must complete a new Stock and Deferral Election Form for each of the calendar years for which I participate in the Plan and elect to defer receipt of any portion of my Retainer Fees and to receive payment of any such deferred Retainer Fees in the form of Common Stock.

By signing this Stock and Deferral Election Form below, I acknowledge and agree that this Stock and Deferral Election Form is irrevocable and shall control which Retainer Fees constitute Deferred Stock Fees for the [_____] Calendar Year, regardless of the order in which I return this Stock and Deferral Election Form and my Stock Non-Deferral Election Form (if any) to Exterran Corporation for the [_____] Calendar Year.

I am aware that any elections I have hereby made may have significant tax consequences to me and, to the extent I deem necessary, I have received advice from an independent and qualified tax advisor.

Date: ___________________        _________________________________________
Signature
Print Name: _______________________________

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Return signed form on or before
December 31, [_____]
by one of the following methods:
Email: julia.brown@exterran.com
Fax: 281.836-7569

Return original by mail to:
Exterran Corporation
Attn: Julia Brown, Assistant Secretary
263 N. Sam Houston Parkway E.
Houston, Texas 77060

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Exhibit B

AMENDED AND RESTATED EXTERRAN CORPORATION
DIRECTORS’ STOCK AND DEFERRAL PLAN

STOCK NON-DEFERRAL ELECTION FORM FOR [______] CALENDAR YEAR

Director’s Name:

All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the AMENDED AND RESTATED EXTERRAN CORPORATION DIRECTORS’ STOCK AND DEFERRAL PLAN (the “Plan”).

In accordance with the provisions of the Plan, as an eligible Director, I elect to receive all or a portion of the payment of my retainer fees and meeting fees (together, the “Retainer Fees”), as set forth below, for second, third and fourth quarters of the calendar year ending December 31, [_____] (the “[_____] Calendar Year”) that do not constitute Stock Deferral Fees (as defined in the Plan) (the “Remaining Fees”) in whole shares of the Company’s common stock (the “Common Stock”). I understand my election for the [_____] Calendar Year is irrevocable. I further understand that the number of whole shares to be paid will be determined quarterly by the formula set forth in the Plan, with such shares of Common Stock issued (in book entry form) to me within thirty (30) days following the Determination Date. I understand that any fractional shares shall be paid to me in cash at the time that my whole shares of Common Stock are issued.

I request payment of the following percentage of my Remaining Fees in Common Stock:
☐    [25%]
☐    [50%]
☐    [75%]
☐    [100%]

I understand that, unless I have elected otherwise pursuant to a timely Stock and Deferral Election Form for the [_____] Calendar Year, my Retainer Fees for the first quarter of the [_____] Calendar Year will be paid in cash, and that I may not elect to receive such portion of my Retainer Fees in Common Stock pursuant to this Stock Non-Deferral Election. Further, I understand that if I do not complete this Stock Non-Deferral Election Form and timely return it to Exterran Corporation as provided below, all of my Remaining Fees will be paid in cash (and not in the form of Common Stock) for the [_____] Calendar Year.

I understand that my election is only for the second, third and fourth quarters of the [_____] Calendar Year and must be made on or before March 1, [_____] and my election will not apply to the payment of Retainer Fees for any period prior to the second quarter of the [_____] Calendar Year or subsequent to the fourth quarter of the [_____] Calendar Year. I understand that I must complete a new Stock Non-Deferral Election Form for each of the calendar years for which I participate in the Plan and elect to receive any portion of my Remaining Fees in Common Stock.

I also understand that I must separately complete and return to Exterran Corporation the Stock and Deferral Election Form for the [_____] Calendar Year by December 31, [_____] in order to elect to defer receipt of any portion of my Retainer Fees for the [_____] Calendar Year. By signing this Stock Non-Deferral Election

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Form below, I acknowledge and agree that (i) my election hereunder shall only apply with respect to those Retainer Fees that are not Deferred Stock Fees for the [_____] Calendar Year and (ii) my Stock and Deferral Election Form for the [_____] Calendar Year, if any, shall be irrevocable and shall control which Retainer Fees constitute Deferred Stock Fees for the [_____] Calendar Year, regardless of the order in which I return my Stock and Deferral Election Form and this Stock Non-Deferral Election Form to Exterran Corporation for the [_____] Calendar Year.

I am aware that any elections I have hereby made may have significant tax consequences to me and, to the extent I deem necessary, I have received advice from an independent and qualified tax advisor.

Date: ___________________, 20 ____    _________________________________________
Signature
Print Name: _______________________________

Return signed form on or before
March 1, [_____]
by one of the following methods:
Email: julia.brown@exterran.com
Fax: 281.836-7569

Return original by mail to:
Exterran Corporation
Attn: Julia Brown, Assistant Secretary
263 N. Sam Houston Parkway E.
Houston, Texas 77060

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